EXHIBIT 21

             PRINCIPAL SUBSIDIARIES OF AMERICAN EXPLORATION COMPANY

                                                            STATE OR OTHER
                                                             JURISDICTION
COMPANY                                                    OF INCORPORATION

Ameriplor Corp.*                                               Delaware
Ninian Oil Finance Corp.*                                      Delaware
American Exploration Acquisition - VI Corp.*                   Delaware
Austral Oil Company Incorporated                               Delaware
Conquest Exploration Company                                   Delaware
Conquest Texas, Inc.                                           Delaware
3300 Corp.                                                     Nevada
Axcon Corp.*                                                   Delaware

         All of the Company's other subsidiaries are omitted because together they would not constitute a significant subsidiary as defined by the Securities and Exchange Commission.

        *  Merged into American Exploration Company subsequent to year-end 1994.